Exhibit 99.1

Investor Presentation May 2016

Certain Information

IMPORTANT ADDITIONAL INFORMATION

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company's 2016 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from the Company's shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise as of April 7, 2016, is set forth in the Company's definitive proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on April 18, 2016. Additional information can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 16, 2016. These documents are available free of charge at the SEC's website at www.sec.gov.

Shareholders will be able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company's website at http://www.arlingtonasset.com/.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this presentation that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

This presentation and other previously mailed materials regarding the Board of Directors' recommendations for the Arlington 2016 Annual Meeting have been filed with the Securities & Exchange Commission, and can be found on the Investor Relations section of the Company's website at http://www.arlingtonasset.com/.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

ARLINGTON | ASSET INVESTMENT
1

2 Agenda I. Introduction II. Arlington: Delivering consistently strong dividends and long - term value to shareholders III. Proven track record of investing in high quality, liquid residential MBS that generate superior returns IV. Prudent interest rate hedging strategy protects shareholder capital over the long - term and positions Arlington to generate consistent spread earnings V. Internal management and disciplined compensation align management with shareholder interests VI. Accountability and oversight by a highly qualified and experienced Board of Directors VII. Imation and Clinton Group proposals DO NOT serve shareholder interests VIII. Conclusion

3 Who is Arlington? Who we are  Arlington Asset Investment Corp. is an internally managed company focused on investing in high quality liquid assets with predictable cash flows and substantial hedge protection  We are traded on the NYSE under ticker “AI” with a market capitalization of $297 million  We are an internally managed company, a structure that eliminates conflicts of interest inherent with similar externally managed funds, avoids the payment of fees to the external advisor and aligns management compensation to company performance  Unlike many of Arlington’s peers, the Company is structured as a C - Corp rather than a REIT to provide investment strategy flexibility and to optimize tax benefits  Arlington is the successor entity of Friedman, Billings, Ramsey & Co. (“FBR”), and one of the few MBS investment companies to have successfully navigated the 2007 - 2009 financial crisis and continued to deliver robust returns to shareholders  Arlington is led by our Executive Chairman, Eric Billings, a co - founder of the Company and FBR with more than 30 years of career investment experience, and our highly qualified Board members offer a diversity of experience and perspectives to provide expert, independent oversight of Arlington’s strategy and operations What we do  Arlington invests in a mix of agency mortgage backed securities (“MBS”) and non - agency, private label mortgage backed securities with a buy and hold strategy  Arlington has flexibility in allocating capital to achieve the highest risk adjusted returns. Today, 77% of capital is allocated to agency MBS while 23% is allocated to private - label MBS  Arlington operates to be exempt from the 40 Act, allowing the Company to use leverage to invest in MBS, yielding strong returns  We have delivered stable spread income and consistent dividends, even during unpredictable and volatile interest rate and economic environments  The Company and its leadership have a proven, long - term track record of delivering value to shareholders through numerous cycles  Since we began focusing exclusively on this investment strategy in June 2009, Arlington has delivered 326% total return to shareholders, and the Company has paid dividends to shareholders over 25 consecutive quarters totaling $19.40 per share  Arlington benefits from having diversified funding sources with 16 counterparties with access to 18 total counterparties Source: Company Filings, SNL Financial. Note: Financial data as of 3/31/16. Market data as of 5/11/16 .

4 This is a truly unusual proxy contest Completely irrelevant industry experience  Imation is a ~$60mm market cap IT data storage and security company acting in concert with the Clinton Group, a New York City hedge fund Entered the stock only very recently with little skin in the game  Imation / Clinton’s <0.05% stake , purchased in March 2016, provides virtually no incentive to maximize value for all Arlington shareholders No attempt to engage with us or understand our business  First inbound communication from Imation was its control slate nomination  Despite lack of experience in this industry and our repeated attempts to engage with them, Imation and Clinton Group refused to discuss their plans with us  Plan to turn Arlington into an externally managed hedge fund  Change in strategy could jeopardize the exemption from Investment Company Act of 1940 Numerous self - dealing arrangements between Clinton and Imation  Since taking control of Imation Board, Clinton has enriched itself while Imation shareholders have suffered  Imation has engaged in self - dealing transactions involving ~$ 50 million, or over 84% of Imation’s current ~$60 million market cap, all for the benefit of the Clinton Group and other insiders Track record of poor performance  Since the Clinton Group won its proxy fight at Imation in May 2015, Imation’s stock has lost approximately 65% of its value  Clinton Group can make money even if Imation shareholders lose value  Clinton Group nominees have failed to return any value to Imation shareholders since taking control – no dividends and no disclosed open market share repurchases – instead authorizing a $35 million investment in Clinton Group funds  Imation reported $91 million of losses in Q1 2016, and its independent auditor declined to continue in that role without explanation Imation’s questionable behavior, poor track record, and lack of alignment with Arlington shareholders are not the hallmarks of an engaged shareholder trying to work with Arlington to enhance value for all shareholders Source: Company Filings, SNL Financial. Note: Market data as of 5/11/16 .

5 Arlington: Delivering consistently strong dividends and long - term value to shareholders

6 – 5.0% 10.0% 15.0% 20.0% 25.0% – $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 2010Q1 2011Q1 2012Q1 2013Q1 2014Q1 2015Q1 2016Q1 Dividend Dividend yield Stable dividends and high dividend yield post the financial crisis Source: Company Filings, SNL Financial. Arlington has paid dividends to shareholders over 25 consecutive quarters totaling $19.40 per share Recent selected analyst commentary: “We are increasing our estimate of core (non - GAAP) EPS from $2.95 to $3.13 based on trends in the market and in Arlington's portfolio, and we believe the dividend is sustainable at $2.50 for 2016. ” ~ Wunderlich, 5/11/2016 “We expect the company to maintain its quarterly $0.625 dividend…we believe that the dividend is sustainable .” ~ Ladenburg Thalmann, 5/11/16

7 (100.0%) – 100.0% 200.0% 300.0% 400.0% 500.0% 6/30/2009 6/30/2010 6/30/2011 6/30/2012 6/30/2013 6/30/2014 6/30/2015 AI Median 5/11/2016 325.5% 61.7% Total Shareholder Return compared to Arlington’s Core Peers 3 year Total Return as of 5/11/16 5 year Total Return as of 5/11/16 Total shareholder return since 6/30/09 (5) Source: FactSet. Note: Market data as of 5/11/16 . Median excludes AI . Represents total shareholder return for dividends not reinvested . (1) Selected peer set AMTG, ANH, CHMI, CMO, DX, JMI, MITT, MTGE, NYMT, OAKS, WMC and ZFC. See page 55 for explanation of peer selection. (2) AMTG as of unaffected stock price on 2/25/2016. (3) JMI as of unaffected stock price on 3/1/2016. (4) ZFC as of unaffected stock price on 11/3/2015. (5) The June 30, 2009 date is the approximate beginning date of AI’s current investment strategy and the discontinuation of its legacy business segments . Total shareholder return for reinvested dividends since June 30, 2009 is 296.5%. (1,2,3,4) (1,2,3,4) (1,2,3,4)  Arlington has outperformed peers over the long - term (40.0%) (30.0%) (20.0%) (10.0%) – 10.0% 20.0% 30.0% 40.0% 50.0% 5/11/2011 5/11/2012 5/11/2013 5/11/2014 5/11/2015 5/11/2016 AI Median 1.7% 25.9% (40.0%) (30.0%) (20.0%) (10.0%) – 10.0% 20.0% 30.0% 5/11/2013 5/11/2014 5/11/2015 5/11/2016 AI Median (19.0%) (10.2%)

8 0.50x 0.60x 0.70x 0.80x 0.90x 1.00x 1.10x 1.20x 1.30x 1.40x 5/11/2011 5/11/2012 5/11/2013 5/11/2014 5/11/2015 5/11/2016 AI Core median 0.90x 0.80x Arlington’s Price / TBV ratio has consistently exceeded that of peers in recent years Source: FactSet. Note: Market data as of 5/11/16 . Median excludes AI. (1) Tangible book value represents shareholders equity less the deferred tax asset. (2) Selected peer set AMTG, ANH, CHMI, CMO, DX, JMI, MITT, MTGE, NYMT, OAKS, WMC and ZFC. See page 55 for explanation of peer selection. (3) AMTG as of unaffected stock price on 2/25/2016. (4) JMI as of unaffected stock price on 3/1/2016. (5) ZFC as of unaffected stock price on 11/3/2015. (6) CHMI P/TBV starting value as of 3/25/2014. (7) AMTG P/TBV starting value as of 11/8/2011. (8) MITT P/TBV starting value as of 11/14/2011. (9) MTGE P/TBV starting value as of 10/26/2011. (10) WMC P/TBV starting value as of 8/13/2012. Current: AI rank vs. peers: 3 of 13 1 - year average: AI rank vs. peers: 3 of 13 3 - year average: AI rank vs. peers: 1 of 13 5 - year average: AI rank vs. peers: 2 of 9  Lost premium in recent year results in lower recent total shareholder return  Arlington currently trades above peers (1) AI: 1.02x Core median: 0.91x AI: 1.03x Core median: 0.82x AI: 0.85x Core median: 0.76x AI: 0.90x Core median: 0.80x (2)  The Price / TBV ratio is a valuation metric that represents the value that the market ascribes to a company's equity (or stoc k price) relative to its tangible book value of equity (or TBV per share)

Agency MBS Investment Portfolio Overview

- Fixed-rate agency MBS portfolio
  - Hedged to mitigate impact of increasing interest rates as economic environment shifts
  - Hedged agency MBS portfolio enables the Company to earn targeted investment spread over investment cycle despite mark-to-market fluctuations in book value
  - Specified agency MBS 100% selected for prepayment protections
  - Actual portfolio weighted average CPR of 8.14% during the quarter (2)
  - Weighted average yield of specified agency MBS of 2.93% (3)

As of March 31, 2016 (dollars in thousands)

	Fair Value
Specified agency MBS	$ 3,417,850
Net long agency TBA (1)	729,844
Total	$ 4,147,694

Agency Investment Portfolio by Issuance (3)(4)


2%
Less than 1%%
33%
65%
30-year 3.5%
30-year 4.0%
30-year 4.5%
30-year 5.5%


46%
54%
Fannie Mae
Freddie Mac

(1) Net long position in TBA securities represent forward contracts to purchase or sell agency MBS on a generic pool basis which are accounted for as derivatives with the net carrying amount included in "derivatives" on the balance sheet. See slide 17 for further information about the Company's net long position in TBA securities.
(2) Represents the weighted average of the monthly annualized CPRs published in January, February, and March 2016 for agency MBS held as of the prior month-end.
(3) Weighted average for the quarter ended March 31, 2016.
(4) Includes net long agency TBA position.

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Specified Agency MBS Investment Portfolio

30-Year Fixed-Rate Agency MBS Selected for Prepayment Characteristics

(Dollars in thousands)	MBS Coupon	Face Amount	Fair Value	Market Price	Weighted Average: WAC [7]	Loan Age (Months) [8]	Actual 3-Month CPR [9]	Remaining Life (Years) [10]	Duration (Years) [11]
Low Loan Balance <= $150K [1]									
	3.5%	$ 101,742	$ 107,528	$ 105.69	4.09%	9	5.07%	7.2	4.8
	4.0%	463,035	$ 501,378	108.28	4.62%	21	7.74%	5.2	3.0
		$ 564,777	$ 608,906	$ 107.81	4.52%	19	7.26%	5.6	3.3
Low Loan Balance <= $200K [2]									
	3.5%	$ 414,177	$ 435,848	$ 105.23	4.14%	4	0.28%	5.9	3.9
	4.0%	948,423	$ 1,020,602	107.61	4.62%	20	7.77%	4.9	3.0
		$ 1,362,600	$ 1,456,450	$ 106.89	4.47%	15	5.49%	5.2	3.3
HARP LTV <95% [3]									
	3.5%	$ 27,125	$ 28,484	$ 105.01	4.13%	13	8.19%	4.9	3.4
	4.0%	173,489	$ 186,153	107.30	4.53%	34	8.37%	4.9	3.5
	4.5%	45,250	$ 49,570	109.55	4.86%	63	12.34%	4.2	2.4
		$ 245,864	$ 264,207	$ 107.46	4.55%	37	9.08%	4.7	3.3
HARP LTV >=95% [4]									
	4.0%	$ 153,257	$ 164,845	$ 107.56	4.50%	36	6.17%	5.3	3.8
	4.5%	24,172	$ 26,521	109.71	4.88%	62	17.06%	3.8	2.0
		$ 177,429	$ 191,366	$ 107.85	4.55%	39	7.65%	5.1	3.5
Geographic [5]									
	3.5%	$ 367,973	$ 387,807	$ 105.39	4.09%	11	3.56%	6.0	4.0
	4.0%	142,985	$ 154,542	108.08	4.61%	17	6.22%	4.6	2.7
		$ 510,958	$ 542,349	$ 106.14	4.24%	13	4.31%	5.6	3.7
Other Specified Pools [6]									
	3.5%	$ 50,380	$ 52,895	$ 104.99	4.19%	2	0.00%	4.2	2.5
	4.0%	281,133	$ 301,652	107.30	4.69%	16	6.93%	4.1	2.8
	5.5%	22	$ 25	112.68	5.92%	98	7.66%	4.8	3.0
		$ 331,535	$ 354,572	$ 106.95	4.61%	14	5.88%	4.1	2.8
Total									
	3.5%	$ 961,398	$ 1,012,562	$ 105.32	4.12%	7	2.25%	6.0	4.0
	4.0%	2,162,322	$ 2,329,172	107.72	4.61%	22	7.49%	4.9	3.1
	4.5%	69,422	$ 76,091	109.61	4.87%	63	13.98%	4.1	2.2
	5.5%	22	$ 25	112.68	5.92%	98	7.66%	4.8	3.0
		$ 3,193,164	**$ 3,417,850**	**$ 107.04**	**4.47%**	**18**	**6.05%**	**5.2**	**3.3**

(1) Specified pools of loans with original balances of up to $150K.
(2) Specified pools of loans with original balances between $150K and $200K.
(3) Specified pools of loans refinanced through the Home Affordable Refinance Program ("HARP") with original loan-to-value ("LTV") ratios of greater than or equal to 80% but less than 95%.
(4) Specified pools of loans refinanced through HARP with original LTV ratios of greater than or equal to 95%.
(5) Specified pools of loans originated in New York, Texas, or California.
(6) Other specified pools include low FICO loans, 100% investor occupancy status loans, high LTV loans, and seasoned loans.
(7) Average WAC represents the weighted average coupon of the underlying collateral.
(8) Average age represents the weighted average age of the underlying collateral.
(9) Actual 3-month constant prepayment rate ("CPR") represents annualized 3-month CPR published in April 2016 for securities held as of March 31, 2016.
(10) Remaining life represents the weighted average expected remaining life of the security based on expected future CPR.
(11) Duration is derived from the Citi's "The Yield Book" model. Duration is a measure of how much the price of an asset or liability is expected to change if interest rates move in a parallel manner and is dependent upon several subjective inputs and assumptions. Actual results could differ materially from these estimates. In addition, different models could generate materially different estimates using similar inputs and assumptions.

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Hedging Summary

Hedge Position Helps Mitigate Impact of Rising Rates on Agency Portfolio

- Hedge position comprised of both longer and shorter term hedges comprised of:
  - 2-year interest rate swaps
    - $750mm of notional amount
    - Weighted average pay fixed rate of 1.04%
    - Weighted average remaining maturity of 1.7 years
  - 10-year interest rate swaps
    - $1,000mm of notional amount
    - Weighted average pay fixed rate of 2.03%
    - Weighted average remaining maturity of 9.8 years
  - 10-year U.S. Treasury note futures
    - $375mm of notional amount
    - Futures contracts that mature in June 2016 for settlement of short positions on 10-year U.S. Treasury notes
  - Put options on 10-year U.S. Treasury futures
    - $2,000mm of notional amount
    - Expire in May 2016
    - Right to sell 10-year U.S. Treasury note futures at a weighted average price that equates to a rate of approximately 2.45%
    - Protects against significant rise in interest rates while also reducing book value volatility

As of March 31, 2016 (dollars in thousands)

	Notional Amount	Duration (1)	Fair Value	Collateral Deposit (2)
Interest rate swap agreements	$ 1,750,000	(6.1)	$ (44,700)	$ 77,088
10-year U.S. Treasury note futures	375,000	(8.2)	733	4,280
Total (3)	$ 2,125,000	(6.5)	$ (43,967)	$ 81,368

Agency MBS Hedged Duration Gap (4)

	Market Value/ Notional	Duration (1)
Specified agency MBS	$ 3,417,850	3.3
Net long agency TBA	729,844	2.8
Total	$ 4,147,694	3.2
Agency repo	$ (3,029,877)	(0.1)
Interest rate swap agreements	(1,750,000)	(6.1)
10-year U.S. Treasury note futures	(375,000)	(8.2)
Total (3)		(3.4)
Net Duration Gap		(0.2)

(1) Duration is derived from the Citi's "The Yield Book" model. Duration is a measure of how much the price of an asset or liability is expected to change if interest rates move in a parallel manner and is dependent upon several subjective inputs and assumptions. Actual results could differ materially from these estimates. In addition, different models could generate materially different estimates using similar inputs and assumptions.
(2) Collateral deposit represents initial and variation margin held by the respective custodian which is generally set by the central clearing house.
(3) Total liability and hedge duration is expressed in asset units. Long-term debt is excluded.
(4) Hedged duration gap excludes put options on U.S. Treasury note futures.

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MBS Portfolio Economics

MBS Portfolio Spread Income (1) Return on Equity for the Three Months Ended March 31, 2016:

	Agency MBS	Private-Label MBS	Total
Asset yield	2.93%	10.32%	3.17%
Economic cost of funds (2)	(1.11)%	(2.47)%	(1.13)%
Economic net interest rate spread	1.82%	7.85%	2.04%
Leverage ratio (3)	9.8	0.4	7.7
Leveraged economic net interest rate spread	17.82%	3.08%	15.78%
Plus: asset yield	2.93%	10.32%	3.17%
Spread income return on average equity, gross	20.75%	13.40%	18.95%
Long-term debt interest cost (4)			(1.10)%
Core expenses (4)(5)			(3.15)%
Spread income return on average equity, net			14.71%

(1) Excludes net long TBA position and associated dollar roll income.

(2) Includes interest expense incurred from short-term debt and net interest expense incurred from interest rate swap agreements. Excludes the economic cost or benefit of hedging instruments other than interest rate swap agreements.

(3) Calculated based upon average repurchase agreement and equity balances for the period. For the purposes of this leverage ratio calculation, equity is calculated as stockholders' equity determined in accordance with GAAP, less the net deferred tax asset, plus long-term debt.

(4) Expressed as an annualized percentage of average equity for the period.

(5) Core expenses represent non-interest expenses reported within the line item "total other expenses" of the consolidated statements of comprehensive income less (i) stock-based compensation expense and (ii) non-recurring expenses related to the 2016 proxy contest that are in excess of those normally incurred for an annual meeting of shareholders.

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13 Proven track record of investing in high quality, liquid residential MBS that generate superior returns

Arlington has transitioned its portfolio to include increased agency assets to achieve the highest risk adjusted returns

- Arlington constantly evaluates different investment opportunities to allocate capital in order to achieve the highest risk adjusted returns
- **Arlington has actively transitioned the allocation of capital towards agency MBS as levered returns, paired with Arlington's hedging strategy, have become more attractive**
- As markets and housing have recovered, private-label MBS returns have fallen relative to agency MBS



2009
2011
2013
2015
Agency MBS 11%
Private-label MBS 89%
Agency MBS 36%
Private-label MBS 64%
Agency MBS 37%
Private-label MBS 63%
Private-label MBS 20%
Agency MBS 80%
Agency MBS capital allocation
Private-label MBS capital allocation

- **Arlington's increased concentration of agency MBS has enhanced its ability to prudently leverage its balance sheet**

Leverage	2009	2011	2013	2015
Agency portfolio:	11.9x	9.0x	10.0x	9.7x
Private-label portfolio:	0.0x	0.2x	0.2x	0.4x
Total leverage:	1.0x	3.6x	2.8x	7.6x

ARLINGTON | ASSET INVESTMENT

Source: Company Documents.

14

15  Targeted Private - Label MBS Investments - Focus on underlying collateral of high quality prime jumbo and Alt - A loans - No subprime or option ARM loans - Floating rate MBS composed of mezzanine interests in re - REMIC securities collateralized by senior class REMIC securities  Exceptional Underwriting and Monitoring Process - Highly skilled investment team experienced in evaluating credit risk of private - label MBS  Superior Returns - 24.3% inception - to - date unlevered annualized rate of return as of March 31, 2016 on $469 million of investments Private - label MBS investment performance (1) Calculated as of March 31, 2016 as (i) contractual cash payments collected; plus (ii) for bonds sold, proceeds collected upo n sale, or for bonds still held, estimated fair value; less (iii) the initial purchase price. (2) Represents an annualized internal rate of return. (3) Excludes one bond purchased on March 28, 2016, as a sufficient period has not yet elapsed under which to generate a meaningf ul return. (4) Includes all private - label bonds purchased since June 2009, the approximate date that the Company separated from its legacy business segments. No. of Positions Initial Purchase Price Income ($) (1) Annualized ROI (%) (2) Bonds Sold 110 364,740$ 149,308$ 29.1% Bonds Still Held (3) 20 103,824 42,326 12.2% Total 130 468,564$ 191,634$ 24.3% Private - Label Returns as of March 31, 2016 (Dollars in thousands)

Arlington's superior asset selection has driven high agency yields in comparison to peers

- Portfolio specifically selected for relatively lower propensity for prepayment
- Lower prepayment speeds drive superior agency MBS investment yields
- Arlington's average yield of 2.95% is above the peer mean of 2.46%

Average agency MBS yield (three year period ending December 31, 2015)



Mean
2.46%
2.95%
2.99%
2.97%
2.94%
2.85%
2.81%
2.66%
2.60%
1.90%
1.85%
1.84%
1.61%
AI
CHMI
AMTG
MITT
WMC
JMI
OAKS
MTGE
NYMT
ANH
DX
CMO

Constant prepayment rate



8.6%
30.0%
8.2%
26.4%
9.9%
20.2%
6.3%
8.5%
6.0%
6.6%
5.7%
8.2%
7.0%
11.6%
6.3%
11.9%
8.2%
17.0%
12.3%
21.9%
8.2%
16.4%
7.2%
13.9%
Q1 13
Q2 13
Q3 13
Q4 13
Q1 14
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15
Q3 15
Q4 15
AI
FNMA 4%

ARLINGTON | ASSET INVESTMENT

16

(1) Selected peer set AMTG, ANH, CHMI, CMO, DX, JMI, MITT, MTGE, NYMT, OAKS, WMC and ZFC. See page 55 for explanation of peer selection. Average agency MBS yield for AMTG, CMO, DX, JMI, MTGE, NYMT and WMC based on the average annual agency MBS yield from company SEC filings. Average agency MBS yield for ANH, CHMI and OAKS derived from quarterly average cost basis of agency MBS and quarterly agency MBS interest income sourced from company SEC filings. Average agency MBS yield for MITT based on the average yield as of quarter end sourced from company SEC filings. Excludes ZFC since it does not invest in agency MBS. CHMI is for the two-year period ending December 31, 2015. Agency MBS yield excludes agency interest only securities.

(2) Constant Prepayment Rate (CPR) for AI represents 3-month CPR as of quarter end. CPR for FNMA 4% represents 3-month CPR for Fannie Mae 4% universe.

17 Prudent interest rate hedging strategy protects shareholder capital over the long - term and positions Arlington to generate consistent spread earnings

18 Spread h istory since 2000 Source: Bloomberg.  Spreads widen and contract (MBS yields vs. 3 month Libor Funding) due to changing economic cycles  Spreads usually widen during Fed Easing cycles and tighten during Fed Tightening cycles – 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% Interest rate MBS yield 3mo LIBOR 2.60% 0.64%

19 Agency MBS investment/hedging strategy provides ability to deliver consistent spread earnings over long - term cycle Arlington's investment/hedging strategy delivers consistent spread earnings over the long - term cycle Tighter spreads (Rise in interest rates) Wider spreads (Fall in interest rates) Value of Agency MBS Value of Interest Rate Hedges Future Net Interest Income Value of Agency MBS Value of Interest Rate Hedges Future Net Interest Income  Interest rate hedges decrease in value resulting in a decline in book value  Decrease in book value viewed as “temporary” as decline in book value would be expected to be recovered over time `through higher future net interest income due to decreased future cost of borrowing  Interest rate hedges increase in value to protect book value  Increase in book value viewed as “temporary” as rise in book value would be expected to be offset over time through lower future net interest income due to increased future cost of borrowing  Without interest rate hedges, both book value and future net interest income would decline resulting in a “permanent” loss of capital  A tighter spread environment is highly probable in the long run which will most likely occur in a rising rate environment  Recent periods have generally been characterized by wider spreads resulting from falling rates  As a result, peers with fewer hedges have exhibited temporary increases in economic value in the recent falling rate environment Note: Analysis is based on a static portfolio.

20 Arlington's hedges are positioned for tighter spreads as interest rates gradually rise  Arlington’s interest rate hedges on its agency MBS portfolio have been positioned for tighter spreads as interest rates gradually rise and more so than its core peer group - In quarters of a significant rise in interest rates and tighter spreads, Arlington’s economic return generally outperformed the core peer group. The peer group lost “permanent” capital - In quarters of a significant fall in interest rates and wider spreads, Arlington’s economic return generally underperformed the core peer group  In 10 out of the last 12 quarters through the fourth quarter of 2015, the company’s economic return outperformed (underperformed) the peer group in a rising (falling) rate environment  Diagram below compares the company and core peer group economic return for the quarters with the largest increase and decrease in ten - year Treasury rate in the last three years Q2 13 Economic Return Economic Return +65 bps Increase in Interest Rates (35) bps Decrease in Interest Rates Q4 14 AI +15.8% Peer Group (35.9)% AI (8.4)% Peer Group +6.7% (1) Economic Return calculated as the sum of the quarterly change in book value per share plus quarterly dividend, divided by th e previous book value per share, annualized. (2) Change in interest rate represents the quarterly change in the 10 - year U.S. Treasury rate. (3) Peer Group comprised of AMTG, ANH, CHMI, CMO, DX, JMI, MITT, MTGE, NYMT, OAKS, WMC and ZFC. See page 55 for explanation of peer selection.

21 Internal management and disciplined compensation align management with shareholder interests

22 Benefits of internal management structure Source: Wall Street research, Thomson. Operational & strategic considerations x Superior alignment of management and shareholder interests x Reduce management conflicts of interests as external manager is incentivized to raise capital even if not value accretive x Internal management compensation tied to performance X External managers are typically paid fees off of equity balance regardless of performance x Internalized management structures are typically favored by investors leading to a larger pool of potential investors and higher trading multiples x Enhanced ability to raise capital x Less complex corporate structure Financial implications x Management/G&A expenses tend to be lower x Operating leverage as the company grows and increases scale x Higher cash flow x Avoidance of exorbitant termination fees An internalized management structure provides better alignment of management and shareholder interests, and an enhanced ability to raise capital

Selected commentary on internal management structures

"Full internal management provides several benefits for stockholders. We gain the flexibility to invest in the full range of mortgage-backed securities without the administrative complexity of, and payment of fees to, an external manager. The internal integrity of our portfolio management activities is enhanced, with a consolidated investment team, a unified set of Wall Street relationships and financing relationships. Expected efficiencies include improved asset pricing levels, financing costs, and streamlined back office management."

Luminent Mortgage Capital 8-K (Imation Group nominee, Donald Putnam served on Luminent's Board at this time), 9/26/2006

"On 8/5, CIM and Annaly Capital Management, Inc. (NLY, Hold) announced a plan to internalize CIM's management given the operational and economic benefits for both companies."

Deutsche Bank, 08/11/2015

"SBY's proposed internalization of its manager should remove a significant overhang on the shares, while SBY shares have +18.2% upside to $19.50, which values the shares at close to our estimate of Q3'14 NAV…Longer term, internalizing the manager will have additional benefits for SBY. Improved operating leverage. The P&L no longer has a market-driven variable expense working against it. Broadening pool of potential investors. Potential shareholders who avoid externally managed vehicles might consider SBY more closely."

Compass Point, 9/16/14

"We think the real story for SBY's stock right now is the internalization of the manager for about $36 million. The stock had a bounce on both the announcement of discussions around an internalization and also the actual announcement of a deal."

J.P. Morgan, 8/6/14

"We are lowering our price target on NLY to $12 (from $14) as we see little multiple expansion potential for the stock. Our Neutral rating reflects a cautious outlook on the company's transition to an externally managed hybrid (via commercial credit) REIT….Externalizing the management agreement could cost shareholders in the form a higher cost of capital, which is clearly critical to a company paying out 90 percent of its earnings. Internally managed REITs historically traded at a premium to externally managed REITs. When examining the BDC sector (which are similarly structured to REITs), internally managed BDC trade at a 20% premium to externally managed BDCs."

UBS, 09/26/2013

"As a result of the externally-managed structure at CommonWealth and other REITs advised by RMR, analysts at Green Street have long deemed the 'RMR managed' REITs to be 'uninvestable'."

Green Street Advisors, 06/13/13

"On the heels of another strong quarter and the announcement of its board's decision to internalize management, a very shareholder friendly move in our view, CYS management indicated on the earnings call that as they redeploy proceeds from prepayments into the current spread environment, they expect returns to migrate to the mid-teens, which would pressure the current dividend yield…We see this change as a major benefit to shareholders. Effectively, CYS will be retaining all management functions, systems and personnel but will be able to generate more operating efficiency as the REIT grows. As a mortgage REIT expands, the operating leverage from an external manager fee structure peaks, whereby the fee, which grows as a fixed percentage of equity, accounts for a majority of expenses."

Barclays, 07/22/2011

"We expect the internalization to benefit the company, as Cypress should benefit from leveraging its internal fixed costs as the company continues to grow its equity base."

Deutsche Bank, 07/28/2011

Source: Wall Street research, Thomson

ARLINGTON | ASSET INVESTMENT
23

Externally managed companies trade at discounts

- Internally managed investment vehicles trade at a premium to externally managed investment vehicles
- BDCs are structurally similar to REITs and also tend to trade higher when they are internally managed

Mean Price / Tangible Book Value for selected companies



0.92x
0.81x
0.95x
0.83x
Hybrid / Agency
BDC
Internally managed(1)
Externally managed(2)

Source: SNL Financial, FactSet.
Note: Market data as of 5/11/16.
(1) Internal hybrids / agency made up of CIM, MFA, RWT, NYMT, DX, AI, CYS and CMO. External hybrids / agency made up of NRZ, TWO, IVR, PMT, MTGE, EFC, AMTG, MITT, ZFC, CHMI, OAKS, NLY, AGNC, HTS, ARR, ANH, WMC and EARN. AMTG as of unaffected stock price on 2/25/2016. ZFC as of unaffected stock price on 11/3/2015. AI tangible book value represents shareholders equity less the deferred tax asset.
(2) Internal BDCs made up of ACAS, MAIN, HTGC, TCAP, MFIN, NEWT, KCAP and TINY. External BDCs made up of ARCC, PSEC, FSIC, AINV, TSLX, GBDC, FSC, NMFC, SLRC, TCPC, GSBD, BKCC, PNNT, TCRD, MCC, PFLT, TICC, FDUS, FSFR, GAIN, CPTA, WHF, MRCC, GLAD, SUNS, TPVG, GARS, MVC, ABDC, HRZN, SCM, OFS, CMFN, ACSF, SAR, HCAP, FULL and OHAI.

ARLINGTON | ASSET INVESTMENT
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25 2.4% 2.2% 2.4% 2.9% 3.0% 3.4% 6.1% 6.3% 6.8% 2013 2014 2015 AI Core peer median Proxy peer median 1.8% 2.2% 2.6% Arlington’s operating expense percentage is significantly lower than that of peers Source: SNL Financial, FactSet . Note: Average equity calculated as the average of the quarterly average equity. (1) Operating expense for all companies is calculated as expenses determined in accordance with GAAP less any disclosed stock compensation, depreciation , impairment, loss provisions. AI expenses exclude non - recurring expense. (2) Core peer set made up of AMTG, ANH, CHMI, CMO, DX, JMI, MITT, MTGE, NYMT, OAKS, WMC and ZFC. See page 55 for explanation of peer selection. (3) Proxy peer set made up of ACAS, ABR, CMO, DX, HTGC, KCAP, MAIN, NEWS, NRF, RAS, RWT, REXI, STAR and TCAP. See page 55 for explanation of peer selection. (4) Internal core peer set made up of CMO, DX and NYMT. 2013 AI rank vs. core peers: 5 of 12 AI rank vs. proxy peers: 4 of 14 2014 AI rank vs. core peers: 5 of 13 AI rank vs. proxy peers: 4 of 14 2015 AI rank vs. core peers: 4 of 13 AI rank vs. proxy peers: 3 of 14 (1) (1)(2) (1)(3)  Reflects both a cost advantage of being internally managed relative to core peers and increased efficiency relative to proxy peers (4) Internally managed core peer median

26 Arlington’s Compensation Policies are Aligned with Shareholders  Arlington has designed its management compensation and incentive plans with the overarching goals of linking pay to performance and aligning the interests of management with those of shareholders  Key elements of our compensation and incentive plans are designed to drive shareholder value and incentivize achievement of short - term and long - term business objectives x Performance based annual cash compensation x Half is determined based on achieving annual ROE targets x Compensation Committee establishes targets based on third party analyst peer estimates x Measures both profitability and efficient use of capital to support dividend x Compensation Committee has full negative discretion to reduce amount paid x Half is determined based on Compensation Committee assessment of performance and a predetermined set of qualitative measurement criteria x For 2015, Compensation Committee reduced qualitative component 30% for the Executive Chairman and CEO x Performance based long - term equity compensation x Vest upon achieving performance targets at the end of a 3 year performance period based on b ook value per share growth and total stock return x Compensation Committee sets challenging performance targets and do not vest if targets are missed x Named executive officers’ (NEOs) expected long - term equity compensation was reduced by more than 80% over the last 3 years compared to grant date value to align with stock and book value performance (1) x Shareholders approved our compensation plan by more than 90 % vote x Regular open and transparent dialogue with shareholders on compensation x Use of an independent compensation consultant x No employment contracts, golden parachutes or post - termination compensation agreements for our NEOs x Robust stock ownership guidelines ; 5x base salary for CEO x Clawback policy in the event of restatement x No special benefits (e.g., tax gross - ups, etc.) Other best practices to reinforce our alignment of shareholder and management interests (1) Current expected realizable value based on the current number of shares expected of the equity awards granted over the 3 year pe riod ending December 31, 2015, assuming the current stock price, book value per share and quarterly dividend remain unchanged over the remainder of the relevant performa nce period. Short - term incentive compensation Long - term incentive compensation

27 2013 PSUs Grant Value (1) 2014 PSUs Grant Value (1) 2014 RS Grant Value (1) 2014 RS Value (3) 2015 PSUs Grant Value (1) 2015 PSU Value (2) $- $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 Original Grant Value of Stock Awards Current Expected Realizable Value of Stock Awards Grant Value vs. Expected Realizable Value of NEO Stock Awards 2013 PSU Grants 2014 PSU Grants 2014 RS Grant 2015 PSU Grants Arlington’s l ong - term equity compensation is aligned with shareholder performance Source: Company filings. (1) Represents the aggregate grant date fair value of the Performance Share Unit (“PSU”) and Restricted Share awards granted in 2013, 2014 and 2015 as disclosed in the company’s executive compensation table included in the company's proxy statement filed with the SEC on April 18, 2016. (2) Represents PSU awards granted in 2013, 2014 and 2015 expected to vest assuming that the current stock price, book value per share and quarterly dividend remain unchanged over the remainder of the relevant performance period multiplied by $12.53, the last sale price of the Company’s common stock on t he NYSE on March 31, 2016. (3) Represents unvested Restricted Shares granted to Mr. Tonkel in 2014, multiplied by $12.53, the last sale price of the Compan y’s common stock on the NYSE on March 31, 2016.  Management’s long - term equity compensation has decreased 84% over the last three years compared to grant date value 84%

28 (37%) (36%) (6%) (3%) (2%) (2%) (1%) 4% 15% 23% 42% 44% 50% 95% RAS NEWS RWT DX AI REXI TCAP CMO ACAS MAIN HTGC STAR ABR NRF 4% $16.4 $21.5 $21.6 $22.9 $24.0 $28.6 $28.9 $29.1 $29.7 $37.8 $38.5 $47.6 $93.0 $239.0 DX NEWS RAS AI CMO TCAP ABR REXI MAIN HTGC STAR RWT ACAS NRF $29.1 Total compensation and TSR over time vs. proxy peers illustrates management’s alignment of interests Source: FactSet and company filings. Note: 3 - year Total Shareholder Return (“TSR”) and compensation are calculated from 2013 – 2015 . Compensation is based on grant date values. (1) Includes 2015 compensation for Jonathan Langer, who joined NorthStar Realty Finance as CEO in August 2015. (2) Includes 2015 compensation for Mark Harris, who joined Hercules Capital as CFO in August 2015, and Melanie Grace, who joined as General Counsel, Chief Compliance Officer, and Secretary in September 2015. (3) Includes 2014 compensation for Brent Smith, who joined Main Street Capital as Senior VP of Finance in August 2014. 3 - year Total C ompensation (2015) 3 - year Total Shareholder Return (2015) Peer median: $29.1 Peer median: 4.2% $ millions (3) (1) (2)  Lower total compensation than the majority of proxy peers

29 Accountability and oversight by a highly qualified and experienced Board of Directors

30 Arlington has a diversified Board with strong real estate and mortgage experience Board independence  6 of 8 directors are independent, with a lead independent director - The only non - independent directors are the CEO and executive chairman  All Board committees are composed entirely of independent directors  Entire Board is elected annually by shareholders - Our lead independent director is elected by the independent directors and empowered with robust Board duties and responsibilities  The Board regularly evaluates the Board’s composition to ensure that its members have the right expertise and independence to guide and oversee the Company and its strategy  Half of the independent directors have been added in the last five years, providing the Board with the right balance of fresh and diverse perspectives Leadership experience  Directors include current or former CEOs, CFOs and directors of other world class companies - All directors are former or current CEOs or Presidents - 6 of 8 directors have served on other public company Boards  Directors have a strong balance of REIT and public company Board experience Industry knowledge and business experience  7 of 8 directors have experience in real estate or specialty finance  All directors have been either Senior Executives or directors of major financial companies, including GM Financial, Fifth Third Bank (Cincinnati), and various billion - dollar specialty finance and real estate investment companies  All directors have experience in the financial services industry

31 Arlington’s Board Deploys a Proactive Approach to Enhancing its Board and Management Team  Arlington is focused on enhancing its Board and management team to continue to deliver value to shareholders - Appointed a new CEO in June 2014 and a new CFO in March 2015 - Proactively reduced the average age of our independent directors from 66.3 years in 2010 to 64 years in 2016 - Proactively reduced the average tenure of our independent directors from 9.3 years in 2010 to 8.5 years in 2016  Arlington’s Board evaluation and nomination processes regularly bring new expertise, relevant skills and unconflicted perspec tiv es to our Board - 50 % of our independent directors have been recently elected, with a new director added roughly every two years - New directors are strategically identified to add relevant skills, experience and fresh perspectives to the Board as a whole - In the last 5 years, the Board has conducted three successful skills - driven director searches - 2015: Mr. Nader joins the Board and brings investment and technology expertise - 2013: Mr. Faeder joins the Board, bringing us additional real estate investment experience and financial expertise - 2011: Mr. Berce joins the Board, with significant specialty finance and executive leadership experience - Appointed a new Chair of our Compensation Committee and turned over 50% of the Compensation Committee since 2011, with new independent directors - Turned over 50% of our Audit Committee since 2011, by adding two new independent directors - Turned over 50% of our Nominating & Governance Committee since 2013, adding two new independent directors  We will continue our proactive approach to director succession and strengthening our Board and committees  We will hold our next say - on - pay vote at the 2017 annual meeting and look forward to continued engagement with our shareholders in advance of that meeting, including as to their desired frequency of say - on - pay votes

Arlington's Board of Directors are meaningful shareholders and experienced leaders

We believe our Board nominees offer the right balance of experience, skills, leadership and diversity of perspectives to provide expert and independent oversight of Arlington's business and strategy; Board ownership is 60x the amount of the Clinton/Imation group

			Ownership [(1)]		Committees			Relevant Skills, Qualifications and Experience					
Name	Title	Tenure	Shares (000's)	% O/S	Audit	Comp	Nom & Gov	Other pub co Board	Exec & Ops leadership	RE & SpecFin	Inv. Mgt.	Fin srvs	Audit com fin exp
Eric F. Billings	Executive Chairman	27	186.2	0.8%				✓	✓	✓	✓	✓	
J. Rock Tonkel, Jr.	CEO / Director	9	313.8	1.4%					✓	✓	✓	✓	
Daniel J. Altobello	Lead Independent Dir.	16	42.4	0.2%			M	✓	✓	✓		✓	
Daniel E. Berce	Independent Director	5	33.8	0.1%	M	C		✓	✓	✓	✓	✓	✓
David W. Faeder	Independent Director	3	9.7	<0.1%		M	M	✓	✓	✓	✓	✓	✓
Peter A. Gallagher	Independent Director	16	36.9	0.2%	M	M	C		✓	✓		✓	
Ralph S. Michael, III	Independent Director	10	39.7	0.2%	C	M		✓	✓	✓	✓	✓	✓
Anthony P. Nader, III	Independent Director	1	4.7	<0.1%	M		M		✓		✓	✓	✓
Median		9											
Total			667.3	2.8%									

Source: Company filings.
(1) Includes vested restricted stock units and restricted stock.

ARLINGTON | ASSET INVESTMENT
32

33  Our directors own more than 60x the amount of Arlington common stock held by the Imation Group and its nominees  Each independent director is required to retain all equity awards until leaving the Board  Executive officers are required to retain 50% of all equity awards (1) until the achievement of the following ownership hurdles: - Eric F. Billings: 5x base salary - J. Rock Tonkel, Jr.: 5x base salary - Richard E. Konzmann: 1.5x base sala ry  Arlington CEO J. Rock Tonkel has never sold Arlington stock (1) - Paid $1.9mm in taxes to retain shares in lieu of selling shares upon vesting of stock awards  Executive Chairman Eric Billings, who has owned stock since founding the company in 1989, sold stock after stepping down as CEO in 2014 for estate planning purposes in order to reduce the concentration of his personal portfolio, but continues to own 186,200 shares Arlington’s stock ownership guidelines align the interests of our directors and executive officers with those of our stockholders (1) Does not include any shares sold or tendered by the executive officer to pay taxes and associated costs due as a result of s uch distribution, exercise or vesting.

34 Board of Directors J. Rock Tonkel, Jr. Extensive experience in financial services companies, the mortgage industry, the investment banking industry and capital markets  Current CEO of our Company  Former President and Head of Investment Banking at FBR & Co. (NASDAQ: FBRC), an investment banking, institutional brokerage and asset management firm  Former Managing Director and Head of Investing Banking’s financial institutions group at FBR & Co.  Former Special Assistant to the Director of the Office of Thrift Supervision, the regulatory agency for the savings and loan industry under the U.S. Department of Treasury overseeing the restructuring of many of the nation’s largest troubled thrifts and savings banks Eric F. Billings (Executive Chairman) Extensive experience in mortgage industry, investment banking industry and capital markets  Co - founded our Company in 1989 and has continuously served as a director  Former Chairman, CEO and COO of our Company  Former Chairman of FBR & Co . (NASDAQ: FBRC), an investment banking, institutional brokerage and asset management firm  Serves on the Board of Visitors and the Center for Financial Policy Advisory Board at the University of Maryland’s Robert H. Smith School of Business Daniel Altobello (Lead Director) E xtensive public company, REIT and managerial experience  Former Chairman of Onex Food Services, Inc.  Former Chairman, President and CEO of Caterair International Corporation  Former EVP of Marriott Corporation (NASDAQ: MAR) and President of Marriott Airport Operations  Current Board member of : - DiamondRock Hospitality Company (NYSE: DRH) – $ 1 .9 billion market cap equity REIT - NorthStar Healthcare Income, Inc. – Public non - traded equity REIT with a total investment portfolio of $3.4 billion - Mesa Air Group, Inc. – privately - held regional air service company  Former board member of JER Investors Trust, Inc. – (NYSE: JRT) - Mortgage REIT Source : Company Documents . Note : Market data as of 5 / 11 / 16 .

35 Board of Directors (cont’d) Daniel Berce Extensive large cap public company and C - suite experience in the specialty finance sector  Current CEO and President of General Motors Financial Company, a captive finance company and a wholly - owned subsidiary of General Motors Company (NYSE: GM) with earning assets of approximately $73 billion and operations in 20 countries  Former CEO and President of AmeriCredit Corp, a specialty finance company  Former audit partner of Coopers & Lybrand  Current Board member of: - Cash America International, Inc. (NYSE: CSH) – $935 million market cap financial services provider - AZZ Incorporated (NYSE: AZZ) – $ 1.4 billion market cap industrial company David Faeder Extensive real estate, public company and corporate finance experience  Founder and current Managing Partner of Fountain Square Properties, a diversified real estate company with properties valued in excess of $400 million  Former Vice Chairman, President and Chief Financial Officer of Sunrise Senior Living Inc. (NYSE: SRZ ), an operator and real estate developer and owner of assisted living facilities  Former Vice President at both Morgan Stanley and Credit Suisse focusing on real estate investment banking  Current Board member of: - Federal Realty Investment Trust (NYSE: FRT) – $11 billion market cap equity REIT Peter Gallagher Well - rounded background with valuable C - suite experience in the specialty finance sector  Former Chief Executive Officer of Source One Financial Services Inc., a specialty finance company  Former President and Chief Executive Officer of America’s Promise – the Alliance for Youth, a non - profit organization  Former Senior Vice President of AT&T Consumer Affairs  Former Board member of FBR Asset Investment Corporation (NYSE: FB), mortgage REIT and predecessor of Arlington Source : Company Documents . Note : Market data as of 5 / 11 / 16 .

36 Board of Directors ( cont’d ) Ralph Michael Extensive public company, regulatory and C - suite experience in large financial institutions  Current CEO of Fifth Third Bank, Greater Cincinnati, and EVP and Group Regional President of Fifth Third Bancorp (NYSE: FITB)  Former Director, President and COO of The Ohio Casualty Insurance Company  Former EVP and Manager of Private Asset Management at U.S. Bank  Former executive and management positions with PNC Financial Services Group  Current Board member of: - AK Steel Corporation (NYSE: AKS) – $872 million market cap industrial company - Key Energy Services, Inc., (NYSE: KEG) – $65 million market cap energy company - CSAA Insurance Group – Insurance provider with 2.3 million policies in place - Cincinnati Bengals, Inc. – Owns and operates the Cincinnati Bengals, a professional football team Anthony Nader Well - balanced background which includes real estate investment experience as well as serving in numerous C - suite roles across industries in corporate operations, change management, and strategic business development  Current Managing Director and co - founder of SWaN & Legend Venture Partners, a principal investment firm with investments in growth oriented companies as well as domestic and international real estate holdings  Current Vice Chairman of Asurion, a privately held technology company with over 16,000 employees  Former CEO, President and COO of National Electronics Warranty, privately - held consumer warranty company  Currently serves on the executive committee of the Inova Health System Board of Trustees  Current Board member of: - The Cranemere Group Limited – privately - held investment fund - Optoro – privately - held technology logistics company - BigTeams LLC – privately - held technology company Source : Company Documents . Note : Market data as of 5 / 11 / 16 .

37 Imation and Clinton Group proposals DO NOT serve shareholder interests

38 The Imation Group collectively owns only 11,000 shares, or less than 0.05%, of Arlington common stock, all purchased in March 2016 Who is the Imation Group?  Imation Corp. is an IT data storage and data security company formed in 1996 as a result of a spin - off of 3M Company (“Imation ”) - Imation Corp. currently has a market capitalization of approximately $60 million  According to its recent public filings, Imation seeks to leverage its “ global footprint and deep roots in data storage to become a leading player in data storage and security solutions ” - Imation has announced that it is executing on a restructuring plan to “focus” on its data storage product line  However, Imation has also announced that it is transitioning into a holding company involved in asset management, despite having no apparent prior investment management experience  Clinton Group is now u sing Imation to run serial joint proxy fights, recently stating “we have significant dry powder from Imation’s excess cash” to run a proxy fight at Violin Memory, Inc. a company Clinton Group has targeted since 2014  Clinton Group, Inc. is a New York City - based hedge fund manager - Clinton Group manages assets for accredited domestic and offshore clients including high net - worth individuals, banks, insurance companies, pension funds and public funds  Clinton Group has run almost 50 campaigns , including at Imation  The Clinton Group has a long track record of disruption and destruction of shareholder value at companies following successful proxy fights  Following a proxy fight at Imation, the Clinton Group’s director nominees took complete control of Imation’s board in August 2015 despite only owning 3.5% , and since that time appointed themselves to the executive suite and have engaged in a number of questionable self - dealing transactions between Imation and the Clinton Group and its nominees  The “ Imation Group ” consists of Imation Corp., a legacy IT data storage and data security company , acting in concert with funds affiliated with the Clinton Group, a hedge fund Source : Company Documents . Note : Market data as of 5 / 11 / 16 .

39 41% 38% 9% (74%) (10%) (5%) (36%) 6% (11%) 13% (33%) (18%) 8% 36% 26% (60%) 2% (100%) (19%) 44% (54%) (49%) (81%) 20% (8%) 16% 41% 33% 1% (16%) 51% 36% 6% (8%) 4% 14% 1% 43% 60% (3%) 7% 11% 65% 12% (42%) 7% 11% 6% (10%) (33%) 15% 7% 6% 44% 4% (8%) (11%) Clinton Group has a track record of value destruction where it sought Board influence Source: FactSet, 13D Monitor and company filings as of May 11, 2016. * Clinton Group filed a 13D. Note: Clinton Group returns for 13D campaigns calculated using the disclosed cost basis or closing price on the filing date wher e cost basis is unavailable. Returns on non - 13D campaigns calculated using estimated cost basis assuming transactions at the average stock price for the quarter, adjuste d f or spin - offs, splits, and dividends. Community Financial Shares and Pacific Mercantile Bancorp. excluded from the analysis because Clinton Group owned shares issu abl e upon conversion of preferred shares. Viking Systems excluded because Clinton Group owned shares issuable upon exercise of warrants. All situations where Clinton Group sought Board seats since 2006 Represents S&P return over the holding period Represents Clinton Group return over the holding period Board Seats Gained No Board Seats Gained Clinton Group median alpha vs. the S&P 500 (5%) Clinton Group median alpha vs. the S&P 500 (14%)  Companies where the Clinton Group has won board seats have meaningfully underperformed the S&P

40 11-May-15 23-Jul-15 2-Oct-15 16-Dec-15 26-Feb-16 11-May-16 (100.0%) (80.0%) (60.0%) (40.0%) (20.0%) 0.0% 20.0% ImationCorp. S&P500  Since the Clinton Group won its proxy fight at Imation , Imation's stock has lost nearly 65.1% of its value - Imation now trades at just $1.60 with a market capitalization of approximately $59.5 million, down from a stock price of $4.59 a nd market capitalization of approximately $196 million on the date that Clinton Group won its proxy contest - Imation’s tangible book value has fallen from $130.2 million in Q1’15 to $1.9 million in Q1’16, a drop of ~99%  Since the Clinton Group’s nominees took control of Imation’s board of directors, Imation has received two notices from the NYSE indicating that it was not in compliance with its standards for a publicly listed company , putting Imation at risk of being delisted from NYSE  In 2015, Imation reported $194 million of net losses, including $162 million of net losses in the second half of 2015 after t he Clinton Group won its proxy fight, versus $112 million of net losses in 2014 and $24 million of net losses in 2013 Clinton Group’s track record of value destruction at Imation May 20, 2015: Clinton Group wins proxy fight at Imation August 13, 2015: Clinton Group’s nominees take control of Imation board DOWN 65.1% DOWN 52.4% Source : Company Documents . Note : Market data as of 5 / 11 / 16 .

41 Imation’s Q1’16 earnings further solidifies its track record of value destruction Performance X Imation lost $91.1mm in Q1 2016 , including an operating loss from continuing operations of $16.4mm X Adjusted EBITDA for the quarter of NEGATIVE $8.9mm X RSI (Barry Kasoff’s consulting firm) received consulting fees of $2.1 million during the quarter ending March 31, 2016 X Tangible book value is now less than $2mm, or down ~99% from 3/31/15, which is the quarter prior to Clinton obtaining board seats X Cash balance reduced from $96.2mm to $26.2mm from 3/31/15 to 3/31/16 Strategy update X Imation has stated the following in its earnings release, “ we have started our investment and activist initiatives outside of Imation's core business areas, and we are fully engaged in executing our long - term strategy : helping investors in struggling businesses improve their returns ” X On March 17, 2016, the Board approved the elimination of the 25% limitation on the amount of the Company's excess cash that may be invested , such that the Company now invests $35 million of its excess cash (representing over 50% of all its cash and equivalents) in Clinton Lighthouse, a Cayman Islands fund managed by the Clinton Group Source : Imation SEC filings . Newest development X On May 12, 2016 after market close, Imation disclosed that PricewaterhouseCoopers, its independent auditor, declined to stand for reelection X Highly unusual for an auditor of a public company

The Clinton Group Has Taken Complete Control of Imation and Now Uses it as its Personal Investment Vehicle

- Since taking control of Imation's board of directors in August 2015, the Clinton Group's nominees have been appointed to Imation's executive suite and have engaged in frequent related party deals, without shareholder approval and without apparent independent financial advice or other indicia of arms-length terms and negotiation
- In only 7 months and with only 3 board seats initially gained at the Imation annual meeting, the Clinton Group now makes up 100% of Imation's board

May 20, 2015: Clinton Group wins proxy fight at Imation, and the Clinton Group's nominees make up half of Imation's board.

August 13, 2015 and August 16, 2015: Two of Imation's incumbent directors, including Imation's incumbent Chairman and CEO, resign for unspecified reasons. As a result, the Clinton Group's nominees make up 75% of Imation's board, and the Board appoints Clinton Group nominees as Chairman and Interim President of Imation.

August 17, 2015: Imation enters into a consulting agreement with RSI, a firm founded and led by Barry Kasoff, a Clinton Group nominee, under which Imation paid RSI $5.1 million for less than 8 months' work. Imation also enters into a consulting agreement with Robert Fernander, a Clinton Group nominee, under which Imation paid Mr. Fernander $300,000 for approx. 6 weeks' work.

August 31, 2015: Imation acquires a business founded and led by Geoff Barrall, a member of Imation's board, for $6.7 million. Imation's board, controlled by Clinton Group nominees, elects three new directors to the Board.

October 14, 2015: Imation's board appoints Robert Fernander, a Clinton Group nominee, to be Interim CEO of Imation. Fernander earned $1.3 million as Interim CEO, despite serving in that role for less than three months

November 25, 2015: Imation's board appoints Barry Kasoff, a Clinton Group nominee, to be Interim CFO of Imation. Kasoff earned $679,000 as an officer of Imation, all while his consulting firm continued to receive substantial fees from Imation.

January 22, 2016: The last remaining incumbent director resigns for unspecified reasons. As a result, the Clinton Group's nominees and directors elected by the Clinton Group's nominees make up 100% of Imation's board.

February 8, 2016: Imation enters into an agreement to invest $20 million of its cash, representing value equal to 80% of Imation's market capitalization at the time, in a fund managed by the Clinton Group.

March 11, 2016: Imation and the Clinton Group initiate a proxy fight at Arlington, at Imation's sole expense, estimated to cost $1mm which they will seek from Arlington shareholders if they win.

March 17, 2016: Imation authorizes the increase of its investment to $35 million in funds managed by the Clinton Group.

ARLINGTON | ASSET INVESTMENT

Source: Imation SEC filings.

42

43 The Clinton Group’s Self - Dealing Transactions T otal More than 80% of Imation’s Market Capitalization of ~$60mm After the Clinton Group nominees gained control of Imation’s board in August 2015, the Clinton Group and the Imation director s engaged in a number of self - dealing transactions over just a few short months, without shareholder approval and without apparent independent financial advice or other indicia of arms - length terms and negotiation Self - Dealing Transaction Amount Shareholders should be aware that: Imation’s Board has authorized the investment of up to $35 million of Imation’s cash into a hedge fund managed by the Clinton Group. Imation to pay the Clinton Group an incentive fee equal to 25% of the investment return , payable quarterly $35 million of Imation’s cash Unknown future amount in incentive fees (1) ▪ The Clinton Group negotiated a 25% incentive fee for itself , at or above the high end of the customary incentive fees for hedge fund management ▪ Fees are payable quarterly on unrealized gains with no disclosed “clawback” for annual investment losses, meaning that Clinton can make money even if Imation shareholders lose value ▪ Before Arlington publicly shamed Imation by disclosing the details of the arrangement, Imation had agreed to pay the Clinton Group in additional Imation shares valued at $1 per share , less than two - third of the current market value of Imation’s stock ▪ Now, Imation is seeking shareholder approval under NYSE rules to issue up to 15% of its outstanding common stock to the Clinton Group through these incentive fees. If shareholders do not approve, Clinton Group will still receive the cash value of the shares it would have otherwise received. Imation entered into a consulting agreement with a firm founded and led by Barry Kasoff , an Imation director $5.1 million paid by Imation ▪ Based on Imation’s limited public disclosure, Barry Kasoff’s firm was paid fees of $3 million in 2015 and $2.1 million in the first quarter of 2016, totaling $5.1 million of fees for less than 8 months work ▪ Barry Kasoff is an Imation Group nominee to Arlington’s board Imation entered into consulting agreements with Robert Fernander and Geoff Barrall , both Imation directors $500,000 paid by Imation ▪ Robert Fernander and Geoff Barrall were paid a total of $500,000 of consulting fees by Imation, even though each of them provided less than 2 months’ worth of consulting services for Imation ▪ Both Robert Fernander and Geoff Barrall were also appointed to be executives of Imation, with significant compensation packages Imation paid nearly $2 million in executive compensation to Robert Fernander and Barry Kasoff in 2015 $2.0 million paid by Imation ▪ Robert Fernander and Barry Kasoff were appointed as Imation’s CEO and Chief Restructuring Officer , respectively, in October 2015 , and received nearly $2.0 million of compensation in 2015 despite serving in those roles for less than 3 months , in addition to separate consulting fees and board compensation Imation purchased a business from Geoff Barrall for $6.7 million $6.7 million paid by Imation ▪ Geoff Barrall will personally receive up to $444,000 in connection with the acquisition ▪ Imation acquired the business from Geoff Barrall while divesting and liquidating virtually all of its other businesses Imation reimburses the Clinton Group $600,000 for its proxy fight expenses $600,000 paid by Imation ▪ The Imation Group has stated that it intends to have Arlington reimburse its proxy solicitation expenses in this proxy campaign, estimated to be $1,000,000 , a decision that would be controlled by the Imation Group’s nominees if it is successful Total Amount of Self - Dealing Transactions ~$50 million plus incentive fees The aggregate amount of the Imation’s self - dealing transactions following the Clinton Group’s proxy fight is equal in value to more than 80% of Imation’s current market capitalization Source : Imation SEC documents . (1) $ 500 , 000 in fees have been accrued to date, according to Imation's 10 - Q for the quarter ended March 31 , 2016 .

44 Clinton Group and Imation Make Promises But Don’t Deliver Clinton Group and its nominees made promises to Imation’s shareholders during and after its proxy fight, but in our view have only delivered disruption and shareholder value destruction What They Said What They Delivered “ Our goal is simple – to reverse the historical shareholder value destruction of the Company ” - Clinton Group letter to Imation shareholders dated April 30, 2015 X Since the Clinton Group won its proxy fight at Imation, Imation's stock has lost ~65% of its value “Upon a successful proxy contest and if mutually acceptable, Clinton Group would welcome the opportunity to invest in [Imation] common equity at a premium to prevailing market prices as we believe under the right leadership, the stock could at least triple in value from here” - Clinton Group press release dated December 15, 2014, when Imation’s stock price was $3.58 X T he Clinton Group’s stake in Imation has decreased since its proxy fight X The Clinton Group and Imation entered into an agreement whereby Imation pays the Clinton Group a management incentive fee in the form of Imation shares at $1.00 , which was increased to $1.80 after Arlington publicly shamed the Imation Group by disclosing the particulars of that deal (1) The Clinton Group‘s nominees intend to “ improve [Imation]’s corporate governance ” - Clinton Group Proxy Statement for the Imation 2016 Annual Meeting X Imation’s board has made no changes to Imation’s publicly disclosed governing documents, governance guidelines or business conduct policy X Imation continues to have a classified board X Imation has engaged in frequent self - dealing transactions with the Clinton Group and its nominees, without shareholder approval and without apparent independent financial advice or other indicia of arms - length terms and negotiation X Imation is seeking to issue fully - vested, unrestricted equity awards , including to Clinton Group nominees serving in executive roles The Clinton Group’s nominees would “ evaluate the return of excess cash to [Imation] stockholders by December 1 ” - Clinton Group presentation to Imation stockholders issued April 13, 2015 X Imation has issued no dividends and did not engage in any open market share repurchases after Clinton Group nominees gained control X Imation has instead invested its excess cash in funds managed by the Clinton Group and funded serial Clinton Group proxy fights The Clinton Group is “ Committed to working with the executive management team and the existing directors to forge a path forward ” - Clinton Group presentation to Imation stockholders issued April 13, 2015 X Existing management and Board members are gone. The Clinton Group’s nominees were appointed the Interim CEO, President and CFO of Imation , and the Clinton Group’s nominees and directors elected by the Clinton Group’s nominees make up 100% of Imation’s board Source : Company Documents . Note : Market data as of 5 / 11 / 16 . (1) Issuances of Imation shares as payment for the incentive fee is subject to shareholder approval of proposal to issue up to 15 % of Imation's shares to Clinton Group as incentive fees . If shareholders do not approve, Clinton Group will still receive the cash value of the shares it would have otherwise received .

45 The Imation Group’s Proposals for Arlington Do Not Serve Shareholders’ Interests Source : Company Documents .  Despite our repeated attempts to engage with the Imation Group, they provided only vague details regarding the operational an d strategic plans for Arlington  The Imation Group has now disclosed plans for Arlington that sound frighteningly familiar to its self - serving and value - destroying agenda at Imation The Imation Group will solicit an external manager for Arlington and invest Arlington’s assets in “new businesses,” which we believe will only result in self - serving transactions for the Imation Group at the expense of all other shareholders  Investment of Arlington’s assets in “new businesses” by the Imation Group could jeopardize Arlington’s exclusion from regulation as an “investment company” under U.S. law, which could have substantial legal and economic effects on our business, including our capital structure, operations and portfolio composition  Given its track record at Imation and very small investment in Arlington – which was made shortly before our nomination deadline – we believe that the Imation Group has nominated its controlling slate to extract value from Arlington at the expense of all other shareholders  We believe it is clear that Imation is using the same sham playbook the Clinton Group and its nominees used at Imation :  The Imation Group’s nominees will claim they are disinterested and run a “process” (without any input from independent adviso rs or other shareholders) to review strategic alternatives at Arlington  This “process” will invariably result in the Clinton Group or Imation being appointed to manage Arlington’s assets in a self - ser ving deal that will result in the payment of outsized and unnecessary fees to external parties, regardless of Arlington’s performance  Despite the fact that it supposedly has “not currently made any determination,” the Imation Group has disclosed an illusory “commitment” to acquire up to 15% of Arlington’s stock if it were selected as Arlington’s external manager that we believe would be satisfied, if at all, through a self - serving transaction similar to Imation’s investment arrangement

46 Source : Imation SEC filings . We Believe Imation / Clinton’s Proposals Along with Their Track Record Would Cause Significant Harm to Arlington Shareholders Externalization of management Investments in unspecified “new businesses” Liquidate portfolio or change hedging strategy Clinton has destroyed value at Imation Effective control of Arlington with history of self - dealing Remaining shareholders left vulnerable with limited recourse Increase in operating expenses and misalignment with shareholders May jeopardize exemption from Investment Company Act of 1940 Permanent loss of capital Significant value destruction for all Arlington shareholders We believe Imation Group’s plans would put Arlington’s dividend at substantial risk

47 Do not Allow the Imation Group and its Nominees to Repeat this Disaster at Arlington Scott Arnold  Managing Director and Senior Portfolio Manager at Clinton Group  Employee of Clinton Group intermittently for over 10 years  Director nominee by Clinton Group at Campus Crest Communities in 2015 proxy fight Barry Kasoff  Director nominee by Clinton Group at Imation Corp. in 2015 proxy fight, with multiple self - dealing transactions while a director and officer of Imation  CFO and Chief Restructuring Officer of Imation Corp. appointed by the Clinton Group’s nominees to the Imation board  Director nominee by Clinton Group at Gleacher & Co. in 2013 proxy fight Donald Putnam  Director at Imation Corp. elected by the Clinton Group’s nominees to the Imation board  Director nominee by Clinton Group at Gleacher & Co. in 2013 proxy fight Raymond Mikulich  Director nominee by Clinton Group at Campus Crest Communities in 2015 proxy fight  Director nominee by Clinton Group at Gleacher & Co. in 2013 proxy fight Source : Company Documents .  Four of the five Imation Group “independent” nominees have direct ties to Imation Corp. or the Clinton Group, including as “s eri al nominees” in the Clinton Group’s many proxy fights at companies where the Clinton Group has a track record of shareholder value destruction

48 Arlington’s Shareholders Should be Aware of the Track Record of the Imation Group’s Nominees Source : Public records . Barry L. Kasoff Barry Kasoff has a history of underperformance and questionable actions that have led to multiple lawsuits  Was a director at EveryWare Global at a time when the company was controlled by the Clinton Group and was sued for an alleged “pump and dump” scheme  During his tenure EveryWare lost over 89% of its value and subsequently declared bankruptcy  Imation entered into a related party consulting agreement with RSI, a firm founded and led by Barry Kasoff , while he was a director and executive officer of Imation, under which Barry Kasoff’s firm was paid fees of $3 million dollars in 2015 and $2.1 million dollars in the first quarter of 2016, totaling $5.1 million dollars of fees for ~8 months work Donald H. Putnam Donald Putnam has a poor track record and a history of destroying shareholder value  Was a director of Cobalt Holdings Group LLC (also known as Luminent Mortgage Capital Inc .), which invested in residential mortgage loans, from August 2003 to September 2007 during which Luminent lost almost 100% of its value  Also served as a director of BKF Capital Group from December 2005 to January 2007, during which time the company lost over 84% of its value Was terminated involuntarily as CEO of Putnam Lovell NBF Group Raymond C. Mikulich Raymond Mikulich had a history of poor performance at Lehman and left the firm shortly before its collapse  From 1999 to March 2007, Mikulich was the co - head and chief executive officer of Lehman Brothers Real Estate Private Equity  Poor commercial real estate lending was one of the reasons that Lehman Brothers collapsed Scott Arnold Scott Arnold was a Director on the Board of Urban Trust Bank – while on the Board, the OCC “found violations of law and unsafe and unsound banking practices ” and imposed a variety of restrictions “to protect the interests of the depositors, other customers and shareholders of the Bank” Scott Arnold worked at five firms for two years or less, and left and rejoined Clinton Group on two separate occasions Brian Maillian Brian Maillian has no public company board experience and no disclosed investing track record for MBS (and may not have any such experience )

49 Do Not Be Misled by Imation Group’s False Attacks vs. the facts Source : Company Documents, Imation SEC filings . Note : Market data as of 5 / 11 / 16 . Imation Group’s False Attacks The Facts Arlington has delivered p oor financial performance Wrong. Arlington has delivered more than 325% total return to shareholders since it implemented its current investment strategy in June 2009, through multiple cycles. Recent declines in stock price and tangible book value due to uncertain interest rate environment, but Arlington has continued to deliver a strong, consistent dividend and core operating income. Arlington’s dividend is unsustainable No evidence. Arlington has paid a dividend for 25 consecutive quarters, for a total of $19.40 per share. Arlington continues to deliver the strong core operating income necessary to maintain a robust dividend. Arlington’s hedge position is failing Wrong. Arlington’s hedge position has protected shareholder capital over the long - term through multiple cycles and currently positions Arlington well to generate consistent spread earnings as interest rates invariably rise. Arlington’s management compensation is excessive Wrong. Arlington has designed its management compensation and incentive plans with the overarching goals of linking pay to performance and aligning the interests of management with those of shareholders. NEOs’ expected long - term equity compensation was reduced by more than 80% over the last 3 years compared to grant date value. Arlington shareholders strongly supported management compensation through say - on - pay votes. Arlington’s debt ratio is too risky Wrong. Arlington has shifted its capital allocation towards a higher concentration of agency MBS assets as private - label MBS returns have fallen to achieve the highest risk adjusted returns. This shift allows Arlington a greater ability to leverage its balance sheet in a prudent manner. External management or liquidation of Arlington could increase shareholder value Wrong and Wrong. External management is an expensive practice in our industry that typically results in the payment of significant, unnecessary fees to external parties, regardless of the Company’s performance. Liquidation of of Arlington’s assets undervalues its going concern value. Imation Group is running its proxy fight to improve Arlington’s governance Really? In less than one year at Imation, Imation and Clinton Group has implemented numerous self - dealing transactions that benefit officers and directors with a conflicted board process and no shareholder approval , including through a $35 million investment deal for Clinton Group with a 25% quarterly performance fee . These deals are continuing, but even based on limited disclosure to date, they involve ~ $50 million (roughly 84% of Imation’s market cap). Imation Group has committed to acquire up to 15% of Arlington shares Not really. Imation Group’s “commitment” is completely illusory as it has promised to acquire up to 15% of Arlington’s shares, at a small premium to current market, and only after it fully controls the Arlington Board and Management. Also, Imation does not appear to have the financial resources to make a long - term investment in Arlington. Imation Group is placing its own “capital at risk” in the proxy contest by paying its own solicitation expenses Misleading. The Clinton Group is saddling Imation's shareholders with the expense of running its proxy fight in pursuit of what we believe to be its own self - serving agenda, and has stated it intends to have Arlington repay the Imation Group's expenses , estimated to be $1 million. Clinton Group has executed a turnaround at Imation and believes “the skill sets and strategies employed at Imation can be used at Arlington” Clearly False. Since the Clinton Group won its proxy fight, Imation's stock has lost approximately 65% of its value. Imation reported $194 million of net losses in 2015, including $162 million of net losses in the second half of 2015 after the Clinto n Group won its proxy fight. The only winner at Imation has been the Clinton Group and other insiders, thanks to all of their self - dealing

Imation / Clinton's Settlement Offer Would Significantly Disenfranchise the Remaining Arlington Shareholders without Giving Them Any Premium

May 6, 2016 offer

- On May 6, a representative of Imation Group proposed a settlement to Arlington
- Imation would invest $60mm in Arlington
  - Would prefer a public tender
  - Alternatively, would be prepared to purchase from the Company
  - Purchase price equal to most recent tangible book value reduced by cost of golden parachutes suggested by Imation Group[(1)]
- Arlington's Board to consist of eight directors
  - Five chosen by Imation / Clinton
  - Three selected by Arlington
- Imation Group would support the adoption of "golden parachute" arrangements for existing Arlington management

Implications for Arlington shareholders

- Imation / Clinton takes a majority of the board
- Effective control of any shareholder vote
  - Historical voter turnout ~45% or lower
- Represents an 11.7% premium for a minority investment to fully control Company[(2)]
- Intention to remove existing management and put related costs on existing shareholders before Imation invests
- Meaningful tangible book value dilution

The Arlington Board of Directors rejected Imation / Clinton's settlement proposal as NOT being in Arlington shareholders' best interest

Source: Company Documents, Imation SEC filings.
(1) Tangible book value was $14.45 per share as of March 31, 2016.
(2) Based on May 11, 2016 closing price.

ARLINGTON | ASSET INVESTMENT
50

51 Conclusion

52 The Board’s Nominees are the Right Directors for Arlington Arlington’s publicly articulated strategy has delivered robust, long - term shareholder returns through multiple economic cycles  Entire Board is elected annually by shareholders  Arlington has a proven track record of investing in high quality, liquid residential mortgage - backed securities that generate superior returns  Arlington employs a prudent interest rate hedging strategy designed to protect long - term shareholder capital through multiple cycles , and positions the Company well for a rise in interest rates  Arlington strategy delivers consistently strong dividends and long - term value to shareholders - Since Arlington began to implement its investment strategy in June 2009, Arlington has delivered more than 325% total return to shareholders - 25 consecutive quarters of dividends , distributing $19.40 per share Arlington's director nominees offer the right balance of experience, skills and diversity of perspectives to provide expert and independent oversight of the Arlington’s business and strategy Given its track record and 0.05% stake in Arlington, we believe that the Imation Group has nominated this controlling slate to extract value from Arlington at the expense of all other shareholders  Arlington’s director nominees each have relevant industry experience and significant financial expertise , including a deep understanding of the residential mortgage investment industry - Arlington’s board includes proven professionals and leaders with backgrounds in real estate , specialty finance , asset and investment management , and investment banking  Three - quarters of the board is independent , with only the CEO and Executive Chairman being non - independent, and our lead independent director is empowered with robust duties and responsibilities  The rigorous board evaluation and nomination process regularly brings new expertise, relevant skills and unconflicted perspectives to our board: 50% of our independent directors have been added in the last five years  We believe that the Imation Group’s hasty, less than 0.05% investment in Arlington and complete failure to approach Arlington prior to nominating its control slate is evidence of its self - serving intent  In less than one year, Clinton Group and its appointees have destroyed value at Imation – stock is down 65% - Numerous related party transactions, consulting deals for directors and officers and a $35 million investment deal for Clinton Group with a 25% quarterly performance fee, with a conflicted board process and no shareholder approval. Even based on limited disclosure, these self - dealing transactions with Clinton Group and its nominees involve ~$ 50 million  The Imation Group has now disclosed plans for Arlington that are frighteningly familiar to its self - serving and value - destroying agenda at Imation: - Take control of Arlington’s Board - Terminate Management - Turn Arlington into an externally managed hedge fund business Source: FactSet and company filings. Note: Market data as of 5/11/16.

53 Appendix

54 Selected recent analyst commentary Source: Wall Street Equity Research. “ Arlington Hold - rated Arlington Asset (AI - $ 12 . 72 ) received a letter from a shareholder who intends to nominate a controlling slate of directors, though the activist shareholder group has yet to propose a strategic plan . With the shares trading at 76 % of trailing BVPS, incumbent management is particularly vulnerable, even to a plan for an orderly liquidation . We think that this would not be in the best interest of long - term shareholders, who can benefit over time from consistent payment of dividends on a tax - advantaged basis . Even at this ebb in the interest rate cycle, we estimate that AI can generate high - single - digit ROEs, and that compounded dividends will yield a higher return than could be achieved in an orderly liquidation . ” Wunderlich, 4/15/16 “ Moreover, IMN states that it would diversify the investments of AI and realign hedges . In fact, no shareholder vote would be required to divest the entire agency MBS portfolio, which we estimate would take no longer than a day, to raise cash that could be invested in any asset class . This could include investing the cash in one of the director’s hedge funds, which is what the BOD of Imation did when new members were elected to the board of that company in a proxy contest . Moreover , divesting of the agency MBS portfolio would require closing out hedge positions, turning previously unrealized losses into permanent impairment of equity . It is only after taking these actions that IMN would purchase 15 % of AI’s outstanding shares at then current tangible BVPS, which we suspect could be quite a bit lower than the current stated tangible BVPS . Moreover, they indicate that they would attribute no value to the deferred tax asset, which – to us – is patently untrue . IMN currently owns less than 0 . 05 % of AI’s shares, and it has no incentive to preserve shareholder value . The current BOD has every incentive to defend shareholders’ interest, which is the true function of any corporate board . ” Wunderlich, 5/11/16 “ We think such external management would not align the interests of the external manager with those of shareholders , and could approximately double AI’s operating expenses . This is ironic , given that IMN has indicated that it believes that the compensation structure is mis - aligned . It should be noted that AI has submitted its compensation and benefits plans to shareholders for approval under typical “ Say on Pay” practices, and that 98 % of shareholders approved the compensation plan as proposed in 2014 . ” Wunderlich, 5/11/16 “ On a price to book basis the company trades in line with its peers (Table 1 ) at 0 . 87 x vs . 0 . 88 x . However, the stock yields 19 . 9% , compared to its peers at 12 . 9% . We believe this spread is too wide and we expect it to narrow, as we believe that the dividend is sustainable . We reiterate our Buy rating and $ 14 . 25 price target . ” Ladenburg Thalmann, 5/11/16

55 ABR $ 2.5bn Two sets of peers; necessitated because we are internally managed Proxy peers for compensation comparison Core peers for performance comparison  Arlington’s core peers were selected based on a combination of the following characteristics: hybrid / agency RMBS investment strategy, management structure, size (market cap under $1bn)  Closest operational peers; used by analysts and investors  Proxy peers selected primarily based on management structure - Selected solely for compensation comparisons as business peers are externally managed - Proxy peers are less relevant for financial performance comparison as few were selected based on investment strategy Company Investment strategy Market cap ($ in mm) Internal / external Corp structure Hybrid residential $ 297.3 Internal C - Corp Hybrid residential 702.9 External REIT Hybrid residential 624.7 Internal REIT Hybrid residential 459.1 External REIT Hybrid residential 431.5 External REIT Hybrid residential 389.0 External REIT Hybrid residential 389.9 External REIT Hybrid residential 331.9 Internal REIT Hybrid residential 114.6 External REIT Hybrid residential 109.0 External REIT Hybrid residential 79.3 External REIT Internally managed residential mortgage REITs Hybrid Internally managed BDCs Internally managed specialty finance companies Internally managed commercial REITs Agency $0.3bn RWT $1.0bn ABR $ 0.4bn $0.9bn $1.6bn $ 0.6bn ACAS $ 3.8bn NEWS $ 0.4bn REXI $0.1bn $0.3bn CMO $1.0bn Source: SNL Financial . FactSet. Overlapping peers. Note: Market data as of 5/11/2016 . (1) While NYMT is internally managed, it outsources much of its investing to third party firms. (2) JMI market cap as of last trading day on 4/6/2016. (3) NorthStar was internally managed when chosen. Arbor has a unique management agreement that allows us to benchmark compensation. Mortgage banking $0.7bn (3) (1) Hybrid residential 85.0 External REIT Agency residential 956.6 Internal REIT (2)

56 Case studies

57 Source: FactSet and Company filings. Clinton Group campaign at EVINE Live 30-Oct-13 2-May-14 3-Nov-14 7-May-15 6-Nov-15 11-May-16 (100.0%) (80.0%) (60.0%) (40.0%) (20.0%) 0.0% 20.0% 40.0% 60.0% 10/30/13: ClintonGroup confirmedithad 5.8%stakein ValueVisionmedia andsentletterto theBoardcalling foranewCEO 6/23/14: VVTV announcedanew ClintonbackedCEO, MarkBozek,andthe appointmentof5 ClintonbackedBoard membersoutof8 totalBoardmembers 2/8/16: CEO MarkBozekand ChiefStrategy officerRussell Nuceannounce resignation 11/18/14: VVTV announcesrebranding asEVINELive(EVLV) andhiringofRussell NuceasChief StrategyOfficer (76.9%) 23.5% EVINELiveInc.ClassA S&P500(TR)  EVINE Live now trades at just $ 1.19 with a market capitalization of approximately $68.1 million, down from a stock price of $5.14 and market capitalization of approximately $256.2 million on the date that Clinton Group won its proxy contest − In October 2013, Clinton Group sent a letter to ValueVision media’s board calling for a new CEO and special meeting − In November 2013, VVTV informed Clinton that their demand letter did not satisfy the requirements to call a special meeting, but scheduled a meeting for March 14, 2014 as a courtesy − On February 4, 2014 the Clinton Group announced that it would not attend the special meeting − At the special meeting VVTV appointed Landel Hobbs and Lowell Robinson, who were not backed by Clinton, to the Board − At the annual shareholder's meeting on June 23, 2014, VVTV announced a new Clinton backed CEO, Mark Bozek, and the appointment of 5 Clinton backed Board members out of 8 total Board members − On November 18, 2014, VVTV announced rebranding as EVINE Live (EVLV) and hiring of Russell Nuce as Chief Strategy Officer − February 8, 2016, CEO Mark Bozek and Chief Strategy officer Russell Nuce announce resignation

58 Source: FactSet and Company filings. Violin Memory total return since Clinton Group initial buy - in  Clinton Group bought in to VMEM in December of 2013  Clinton launched an effort to engage with Violin in July of 2015  Imation corp. bought Violin Memory stock in December of 2015  Clinton Group sent a letter to the Violin Memory Board of Directors on February 19, 2016 regarding the ongoing sale process o f t he Company  Clinton Group and Imation nominated Ralph Schmitt, Michael Wall and Alex Spiro (Imation board member) for BoD seats 31-Dec-13 20-Jun-14 10-Dec-14 1-Jun-15 20-Nov-15 11-May-16 (100.0%) (80.0%) (60.0%) (40.0%) (20.0%) 0.0% 20.0% 40.0% 60.0% (92.7%) 17.4% ViolinMemory,Inc. S&P500(TR) DOWN 92.7% since Clinton’s initial buy - in DOWN 68.2% since Imation’s initial buy - in

59 Clinton Group’s Investment at EveryWare Global Inc. led to the company’s bankruptcy Source: FactSet, company filings. Note: Market data as of June 2, 2015, last available date. 1-Jan-13 9-Aug-13 18-Mar-14 24-Oct-14 2-Jun-15 (120%) (100%) (80%) (60%) (40%) (20%) 0% 20% 40% 60% (99.3%) 47.9% EveryWareGlobal,Inc. S&P500 5/21/13: ROI shareholders approved the EveryWare merger. Barry Kasoff appointed to the Board 1/31/13: ROI Acquisition Corp, a SPAC sponsored by Clinton Group, announced a merger with EveryWare Global 10/30/13: EveryWare lowered FY 2013 guidance below analyst expectations 2/24/14: CEO and director John Sheppard resigned. Sam Solomon appointed as interim CEO 6/9/14: Sam Solomon appointed as the permanent CEO 7/30/14: Monomoy Capital Partners invested $20 million in preferred stock 9/17/14: CFO Bernard Peters resigned. Joel Mostrom appointed as Interim CFO 11/14/14: Ellen Richstone appointed to the Board 4/1/15: EveryWare announced plans to file for chapter 11 bankruptcy protection 3/16/15: Sam Solomon appointed to the Board 3/2/15: Robert Ginnan appointed CFO 5/31/14: Barry Kasoff resigned from the Board  Following the merger of a Clinton Group sponsored SPAC and EveryWare Global, the combined company was forced to file for ban kru ptcy − On January 31, 2013 ROI Acquisition Corp, a SPAC sponsored by Clinton Group, announced a merger with EveryWare Global − On May 21, 2013, ROI shareholders approved the EveryWare merger and Barry Kasoff (a current Clinton nominee for Arlington’s board) was appointed to the EveryWare Board − In February of 2014, EveryWare’s CEO resigned and in subsequent months the stock price dropped dramatically from $ 7.68 on 2/23/14 to $0.97 on 5/23/14 − On May 31, 2014 Barry Kasoff resigned from EveryWare’s board − Although many board and management changes were made in the months following, on April 1, 2015 EveryWare announced their plan s t o file for bankruptcy